UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2014

Commission File Number	Registrant	IRS Employer Identification Number	State of Incorporation
333-187931-01	TRUVEN HOLDING CORP.	45-5164353	Delaware
333-187931	TRUVEN HEALTH ANALYTICS INC.	06-1467323	Delaware

777 E. Eisenhower Parkway

Ann Arbor, Michigan 48108

(Address of principal executive offices and zip code)

(734) 913 -3000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 11, 2014, Truven Health Analytics Inc. (the "Company") entered into a third amendment (the "Third Amendment") to its credit agreement, dated June 6, 2012 and previously amended on October 3, 2012 and April 26, 2013 (collectively the "Credit Agreement"), by and among Truven Holding Corp.("Holdings"), JPMorgan Chase Bank, N.A., as the administrative agent, and the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders").

The Third Amendment provides for a $100,000,000 increase in the "Tranche B Term Loans" to the Company (the "Supplemental Tranche B Term Loans"), increasing the total amount available to the Company under the Credit Agreement to $679,650,000, consisting of a $629,650,000 term loan facility and a $50,000,000 revolving credit facility (which remains unchanged).

On April 11, 2014, the Company borrowed the entire $100,000,000 principal amount of the Supplemental Tranche B Term Loans to finance the acquisition described in Item 8.01 below, to repay outstanding loans of $15,000,000 in aggregate principal amount under its revolving credit facility and pay fees and expenses relating to the foregoing transactions. Under the terms of the Third Amendment, the Company must repay the principal amount of the Tranche B Term Loans in twenty consecutive quarterly installments beginning on June 30, 2014 and continuing through March 31, 2019 in the amount of $1,590,025 each, and a final installment on June 6, 2019 in the amount of $597,849,495. The terms and conditions that apply to the Supplemental Tranche B Term Loans under the Third Amendment are substantially the same as the terms and conditions that apply to the existing Tranche B Term Loans under the Credit Agreement.

The Third Amendment also amended the Credit Agreement to make certain adjustments to the Consolidated Senior Secured Leverage Ratio applicable to the Company by increasing the maximum permitted ratios for certain periods from 2014 to 2016.

The foregoing description of the Third Amendment is qualified in its entirety by reference to the Third Amendment attached hereto as Exhibit 10.1, which is incorporated by reference herein.

Item 8.01. Other Events.

On April 11, 2014, certain wholly-owned subsidiaries of the Company entered into a Purchase Agreement (the "Purchase Agreement") with Simpler Consulting, L.P. ("Simpler") and certain of its affiliated entities and persons (collectively the "Sellers"). Pursuant to the Purchase Agreement, the Company indirectly acquired all of the outstanding equity of Simpler and certain of Simpler's subsidiaries in exchange for a cash purchase price of $76,270,000 and the issuance by VCPH Holdings LLC, the parent of Holdings, of equity interests to certain of the Sellers, subject to certain purchase price adjustments (the "Transaction"). The acquisition was consummated concurrently with the execution of the Purchase Agreement. The Company and its affiliates did not assume any indebtedness of Simpler in connection with the Transaction.

On April 14, 2014, the Company issued a press release announcing the acquisition of Simpler. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit 10.1 - Third Amendment to the Credit Agreement, dated as of April 11, 2014, among Truven Holding Corp., Truven Health Analytics Inc., the Lenders Party Thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Securities LLC, as Sole Lead Arranger and Sole Bookrunner.

Exhibit 99.1 - Press Release issued by Truven Health Analytics Inc., dated April 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUVEN HOLDING CORP.	TRUVEN HEALTH ANALYTICS INC.
(Registrant)	(Registrant)

By: /s/ Andra K. Heller	By: /s/ Andra K. Heller
Andra K. Heller	Andra K. Heller
General Counsel and Secretary	General Counsel and Secretary
Date: April 14, 2014	Date: April 14, 2014